UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 21 2017

BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Kansas
(State or Other Jurisdiction of Incorporation)

0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Information

Butler National Corporation (the “Corporation”) is filing this Current Report on Form 8-K for the purpose of updating the description of its common stock included in a Form 8-A filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Description of Common Stock

General

The Corporation is incorporated under the laws of the State of Kansas, and the rights of its stockholders are governed by Kansas law and by its Amended and Restated Articles of Incorporation and Bylaws. The Corporation’s Articles of Incorporation provide for authority to issue 100,000,000 shares of common stock, par value of $.01 per share (the “Common Stock”) and 50,000,000 shares of preferred stock, par value of $5.00 per share (the “Preferred Stock”). As of April 30, 2017, the Corporation had 65,273,896 shares issued and 64,543,550 shares outstanding.

Common Stock

Voting Rights.

Each holder of the Common Stock is entitled to one vote per share of stock held by him that has voting power upon the matter in question and does not have any right to cumulate votes in the election of directors. Holders of our Common Stock elect the Company’s Board of Directors (the “Board”) and act on other matters as are required to be presented to them under Kansas law or as are otherwise presented to them by the Board. All shares of Common Stock are equal in all respects and holders of Common Stock have equal rights.

Dividends.

Subject to any preferential rights with respect to any outstanding Preferred Stock, holders of our Common Stock are entitled to receive ratably such dividends as may be declared by our Board out of funds legally available for that purpose.

Liquidation Rights.

In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities.

Preemptive Rights; Other.

Holders of our Common Stock are not entitled to preemptive rights with respect to any shares that may be issued.

Fully Paid and Nonassessable

All outstanding shares of our Common Stock are fully paid and non-assessable.

The foregoing description of our Common Stock is not complete and is subject to and qualified in its entirety by the Amended and Restated Articles of Incorporation and Bylaws of the Corporation, copies of which have been filed previously with the Securities and Exchange Commission and which are incorporated by reference herein.

Anti-Takeover Effects of Certain Provisions of Kansas Law and our Amended and Restated Articles of Incorporation and Bylaws

Kansas law and certain provisions of our Amended and Restated Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects and may delay, prevent, discourage or make more difficult unsolicited tender offers or takeover attempts that a stockholder may consider to be in the stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares of common stock held by stockholders. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management. We believe that these provisions are beneficial because the negotiation they encourage could result in improved terms of any unsolicited proposal. These provisions include:

●

Only unanimous stockholder action by written consent. Our Bylaws provide that stockholder action can be taken without a meeting, without prior notice and without a vote, only if a consent in writing, setting forth the action so take, is signed by all holders of outstanding stock of the Corporation.

●

Authorized but unissued capital stock. We have authorized but unissued shares of preferred stock and common stock and, subject to the provisions of any outstanding series of preferred stock, our board of directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

●

Classified board of directors. Our Bylaws divide our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms. In addition, our Amended and Restated Articles of Incorporation and Bylaws also provide for noncumulative voting with respect to the election for directors. These provisions may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors.

●

Business combinations with certain persons. We are subject to Section 17-6427 of the Kansas General Corporation Code, which provides that, subject to certain exceptions, a Kansas corporation such as us may not engage in certain business combinations, including mergers, consolidations and asset sales, with a person, who is an “interested stockholder” (generally defined as the holder of 15% or more of the corporation’s outstanding voting stock) for a period of three years following the date such person became an interested stockholder, unless (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66

2/3
% of the outstanding voting stock which is not owned by the interested stockholder. This law may have the effect of prohibiting a business combination involving us, even if such event would be beneficial to our stockholders.

●

Control share acquisition statute. We are also subject to Sections 17-1286 et seq. of the Kansas General Corporation Code, which provides that, subject to certain exceptions, any person or group must obtain stockholder approval before acquiring any shares of stock of a Kansas corporation such as us if, after the acquisition, that person would trigger a specified level of voting power, beginning at 20%, as set forth in the statute. If the acquiring person fails to obtain such stockholder approval, the acquired shares lose their voting rights. These voting rights may be retained or restored only if the statutory disclosure requirements are met and upon the approval by both a majority of the outstanding voting stock and a majority of the outstanding voting stock excluding “interested shares” (generally defined as all shares owned by the acquiring person or group, the corporation’s directors who are also its employees, and the corporation’s officers).

●

Board vacancies. Subject to the limitations in our Amended and Restated Articles of Incorporation and the provisions of any outstanding series of preferred stock, our Bylaws enable our board of directors to increase the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors then in office.

●

Bylaw amendments. Subject to the power of our stockholders to make, amend, alter or repeal certain bylaws, our Articles of Incorporation allow our board of directors to make, amend, alter or repeal our bylaws.

●

Advance notice requirements. Our Bylaws establish advance notice procedures with regard to stockholder proposals to nominate directors or bring business at annual meetings of stockholders. Generally, these procedures provide that notice of a stockholder proposal or director nomination must be received by our secretary no less than 120 days prior to the day corresponding to the date on which we released our proxy statement in connection with the previous year’s annual meeting. The notice must also meet certain form and content requirements specified in our Bylaws. These requirements and procedures may preclude stockholders from nominating directors or bringing business at annual meetings.

●

Removal of directors. Subject to the provisions of any outstanding series of preferred stock, directors may only be removed from office, to the extent permitted by law, by the affirmative vote of a majority of our stockholders for “cause.”

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Limitation on right to call a special meeting of stockholders. Our Bylaws provide that a special meeting of stockholders may be called only by our president, chairman, vice chairman, chief executive officer or our board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)
Date: July 21, 2017	/S/ Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)